SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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THE COAST DISTRIBUTION SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE COAST DISTRIBUTION SYSTEM, INC.

350 Woodview Avenue

Morgan Hill, California 95037

(408) 782-6686

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 26, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of The Coast Distribution System, Inc., a Delaware corporation (the “Company”), will be held at the Executive Offices of the Company, 350 Woodview Avenue, Morgan Hill, California, on Tuesday, August 26, 2003, at 10:00 A.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

(1)	To elect the following Class III nominees to serve as directors of the Company for a term of three years or until their successors are elected and have qualified:

Thomas R. McGuire

Ben A. Frydman

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 24, 2003 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Sandra A. Knell

Secretary

July 29, 2003

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

THE COAST DISTRIBUTION SYSTEM, INC.

350 Woodview Avenue

Morgan Hill, California 95037

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be Held August 26, 2003

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Coast Distribution System, Inc., a Delaware corporation (the “Company”), for use at its 2003 Annual Meeting of Stockholders to be held on Tuesday, August 26, 2003, at 10:00 A.M., at the executive offices of the Company, 350 Woodview Avenue, Morgan Hill, California 95037. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

Holders of shares of common stock of the Company (“stockholders”) who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, 350 Woodview Avenue, Morgan Hill, California 95037, in writing, prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “FOR” the election of Thomas R. McGuire and Ben A Frydman as directors of the Company. This Proxy Statement is first being mailed to stockholders on or about July 31, 2003.

VOTING SECURITIES

The shares of common stock constitute the only class of outstanding voting securities of the Company. Only stockholders of record as of the close of business on July 24, 2003 (the “Record Date”), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 4,422,598 shares of common stock outstanding and entitled to vote. The presence in person, or by proxy, of the holders of a majority of those shares is required for there to be the quorum needed to conduct the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for the purpose of determining whether a quorum is present.

Each stockholder is entitled to one vote for each share of common stock held as of the Record Date, except that if any stockholder in attendance at the Annual Meeting announces, prior to the voting, an intention to cumulate votes in the election of directors, then all stockholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each stockholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at this Annual Meeting will be two), multiplied by the number of shares which the stockholder is entitled to vote at the Meeting and to cast all of those votes for a single nominee or to distribute them on the same principle among as many nominees as the shareholder may choose. The persons named in the enclosed proxy may chose to give such notice and cumulate their votes in the election of directors if they deem it to be desirable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 24, 2003, information regarding the ownership of the Company’s outstanding common stock by each person known to management to own, beneficially or of record, more than five percent (5%) of those shares and by each director and executive officer of the Company and all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Thomas R. McGuire 350 Woodview Avenue, Morgan Hill, CA 95037	763,079	(2)	16.8%

Dimensional Fund Advisors 1299 Ocean Avenue, Santa Monica, CA 94101	378,700	(3)	8.6%

JB Capital Partners, L.P. and Alan W. Weber 23 Berkley Lane, Rye Brook, New York 10573	286,400	(4)	6.5%

Lone Star RV Sales, Inc 14444 North Freeway, Houston, TX 77090	252,900	(5)	5.7%

Robert S. Throop	23,000	(6)	*

Ben A. Frydman	19,000	(6)	*

John W. Casey	17,000	(6)	*

Sandra A. Knell	157,962	(7)	3.5%

David A. Berger	93,831	(7)	2.1%

Dennis A. Castagnola	77,518	(7)	1.7%

All directors and officers as a group (7 persons)	1,151,390	(8)	23.7%

*	Less than 1%.

(1)	Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Does not include an aggregate of 50,016 shares held in trust for the benefit of Mr. McGuire’s adult children, as to which Mr. McGuire disclaims beneficial ownership. Includes 117,500 shares subject to outstanding stock options exercisable during the 60-day period ending September 22, 2003.

(3)	In a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc., an investment advisor registered under Section 201 of the Investment Advisors Act of 1940 (“DFA”), reported that it possesses voting and/or investment power over these shares, which DFA has reported are owned by four investment companies registered under the Investment Company Act of 1940 for which DFA serves as investment advisor and certain commingled group trusts and separate accounts for which DFA serves as investment manager. However, in its report filed with the SEC, DFA disclaimed beneficial ownership of all such shares.

(4)	In a report filed with the Securities and Exchange Commission, JB Capital Partners, L.P and Alan W. Weber, its general partner, reported that they share voting and dispositive power and, therefore, they share beneficial ownership, with respect to 285,400 of these shares and that Mr. Weber is the sole beneficial owner of, with sole voting and dispositive power over, the other 1,000 shares.

(5)	In a report filed with the Securities and Exchange Commission, Lone Star RV Sales, Inc. reported that it possesses sole ownership and dispositive power with respect to these shares and that it disclaims beneficial ownership of 13,000 shares owned by Scott Byrne and 10,000 shares owned by Gordon Byrne.

(6)	Includes shares subject to outstanding stock options that are currently exercisable or may become exercisable on or before September 22, 2003, as follows: Mr. Frydman—18,000 shares; Mr. Throop—18,000 shares; and Mr. Casey—10,000 shares.

(7)	Includes shares subject to outstanding options that are currently exercisable or may become exercisable on or before September 22, 2003, as follows: Ms. Knell—127,500 shares; Mr. Berger—75,500 shares; and Mr. Castagnola—68,000 shares.

(8)	Includes 434,500 shares subject to outstanding stock options that are currently exercisable or may become exercisable on or before September 22, 2003.

ELECTION OF DIRECTORS

(Proposal One)

The authorized number of directors is, and as of the date of the Annual Meeting will be, a total of four. The Company’s Bylaws provide for a classified Board of Directors with one class of directors elected each year for a term of three years. The incumbent directors in Class III, Thomas R. McGuire and Ben A. Frydman, hold office until, and will be standing for election at, the 2003 Annual Stockholders’ Meeting. The Class I Director, Robert S. Throop, holds office until the 2004 Annual Stockholders’ Meeting and John W. Casey, the Class II Director, holds office until the 2005 Annual Stockholders’ Meeting.

Unless authority to vote has been withheld in the enclosed proxy card, the persons named as proxy holders in the proxy card intend to vote at the Annual Meeting for the election of Mr. McGuire and Mr. Frydman as Class III Directors of the Company to serve for a term of three years or until their successors are elected and qualified. Under Delaware law, the nominees at the Annual Meeting receiving the highest number of votes will be elected. As a result, proxies voted to “Withhold Authority,” which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

Mr. McGuire and Mr. Frydman have consented to serve as Directors of the Company if they are elected at the Annual Meeting. If before the election either Mr. McGuire or Mr. Frydman should become unavailable, for any reason, to serve as a director of the Company, then the votes represented by the enclosed proxy card will be voted for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that either Mr. McGuire or Mr. Frydman will become unavailable to serve.

The names and certain information, as of July 24, 2003, concerning the nominees for election as Class III Directors and the continuing Directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THOMAS R. MCGUIRE AND BEN A. FRYDMAN AS CLASS III DIRECTORS OF THE COMPANY.

Nominees and Directors

Name and Age	Position with the Company
Class III Directors and Nominees
Thomas R. McGuire, 59	Chairman and Chief Executive Officer and Director
Ben A. Frydman, 56	Director and Assistant Secretary

Class I Director
Robert S. Throop, 65	Director

Class II Director
John W. Casey, 59	Director

Thomas R. McGuire is a founder of the Company and has been its Chairman, Chief Executive Officer and a director since 1977. From 1981 until August 1985 he also served as the Company’s Chief Financial Officer and Secretary.

Ben A. Frydman has served as a director since 1988. Mr. Frydman is, and for more than five years has been, engaged in the private practice of law, as a member and shareholder of Stradling Yocca Carlson & Rauth, a Professional corporation, which provided legal services to the Company in 2002. Mr. Frydman is also a director of Collectors Universe, Inc., a publicly-traded company which is engaged in the business of providing grading and authentication and other value added services, and selling high-end collectibles to collectors and dealers of rare coins and currencies, sportscards, vintage stamps and autographs.

Robert S. Throop has served as a director since 1995. Until his retirement in late 1996, and for more than the prior five years, Mr. Throop was the Chairman and Chief Executive Officer of Anthem Electronics, Inc. (“Anthem”), which is a national distributor of semiconductor and computer products. Mr. Throop is also a director of the Manitowoc Company, a publicly-traded company, and Azerity, which is a privately-owned business.

John W. Casey has served as a director since August 1998. From 1980 and until his retirement in 1994, Mr. Casey was President and Chief Executive Officer of Shurflo Pump Mfg. Company (“Shurflo”), which was engaged in the manufacture and sale of pumps used in pumping and circulating water or other liquids in a variety of products and equipment, including recreational vehicles and soft drink dispensing machines. Mr. Casey is a director of the Deschutes Basin Land Trust.

There are no family relationships among any of the Company’s officers or directors.

Board Meetings

The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2002 and each Director attended at least 75% of the number of meetings held by the Board and by each of the Committees on which he served.

Committees of the Board of Directors

The Board of Directors has established standing Audit and Compensation Committees.

The Audit Committee, which is made up entirely of Directors who are not, and have never been, officers or employees of the Company, provides oversight of the Company’s audit and compliance programs and coordinates audit matters with the Company’s independent auditors and makes all decisions regarding the selection, engagement and retention of the Company’s independent auditors. Robert S. Throop is the Chairman of the Audit Committee and the other members of the Audit Committee are John W. Casey and Ben A. Frydman. Each of the members of the Audit Committee has been determined to be an independent director (as defined in the current listing standards of the American Stock Exchange, on which the Company’s shares are listed). The Audit Committee held five meetings in 2002.

The Compensation Committee reviews and approves executive officer salaries and compensation and officer and employee incentive compensation plans and administers the Company’s stock option and purchase plans. Robert S. Throop and John W. Casey served as the members of the Compensation Committee in the fiscal year ended December 31, 2002, during which the Committee held one meeting.

The Board of Directors does not have a Nominating Committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company’s Board of Directors. The Board of Director plans to establish a separate Nominating Committee comprised solely of directors who are not officers or employees of the Company.

Directors’ Compensation

Directors who also are Company employees receive no compensation for serving as directors. Non-employee directors are paid a retainer of $6,000 per year and receive $1,500 for each Board of Directors’ meeting attended and are reimbursed for the out-of-pocket expenses incurred in attending those meetings. No compensation is paid for attending meetings of Committees of the Board of Directors on which directors serve. Each non-employee director is automatically granted, on the date of each annual stockholders’ meeting, an option to purchase 2,000 shares of the Company’s Common Stock at an exercise price that is equal to the fair market value of the shares on the date of grant. These options become fully exercisable six months after the date of grant. Upon joining the Board, each new non-employee director receives an option to purchase 2,000 shares, which becomes exercisable in full one year after the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information made available to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers and any holders of more than 10% of its shares were satisfied with respect to the Company’s fiscal year ended December 31, 2002.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information regarding the compensation received for the fiscal year ended December 31, 2002, by the Company’s Chief Executive Officer, and the other executive officers whose aggregate cash compensation for services rendered to the Company in all capacities exceeded $100,000 for fiscal year 2002 (collectively, the “Named Officers”):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus(2)	Securities underlying Options (#)
Thomas R. McGuire	2002	$224,229	(1)	$26,400	-0-
Chairman of the Board and Chief Executive Officer	2001	252,902	(1)	-0-	50,000
	2000	263,823		-0-	-0-

Sandra A. Knell	2002	$148,750	(1)	$13,200	-0-
Executive Vice President and Chief Financial Officer	2001	167,766	(1)	-0-	17,500
	2000	171,162		-0-	25,000

David A. Berger	2002	$110,500	(1)	$13,200	-0-
Executive Vice President—Marketing	2001	124,625	(1)	-0-	13,000
	2000	128,462		-0-	12,500

Dennis A. Castagnola,	2002	$110,500	(1)	$13,200	-0-
Executive Vice President—Sales	2001	124,652	(1)	-0-	13,000
	2000	128,462		-0-	12,500

(1)	As part of a company-wide cost cutting program, these officers agreed to salary reductions in fiscal 2001. The salaries in 2001 reflect a partial year, and the salaries in 2002 reflect a full year, of those reductions.

(2)	Bonuses in 2002 were awarded under an annual management incentive program approved by the Compensation Committee of the Board of Directors. Similar incentive plans were established in prior years.

Option Grants and Exercises in 2002

No options were granted to and no options were exercised by any of the Named Officers during the fiscal year ended December 31, 2002.

The following table provides information with respect to the value of unexercised “in-the-money” options held by the Named Officers as of December 31, 2002, all of which had become fully exercisable by that date.

Name	Number of Shares Underlying Unexercised Options	Value of Unexercised “In-the-Money” Options
Thomas R. McGuire	50,000	$54,400
Sandra A. Knell	17,500	$19,075
David A. Berger	13,000	$14,170
Dennis A. Castagnola	13,000	$14,170

On December 31, 2002, the closing price of the Company’s Common Stock on the American Stock Exchange was $1.84.

COMPENSATION COMMITTEE INTERLOCKS

In fiscal 2002, the members of the Compensation Committee were Robert S. Throop and John W. Casey, each of whom is a non-employee director of the Company. No executive officer of the Company served on the board of directors or compensation committee of any corporation or other entity which has one or more executive officers serving as members of the Company’s Board of Directors or of its Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is a standing committee of the Board of Directors of the Company. The Compensation Committee is responsible for adopting and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company’s executive officers.

The following report is submitted by the members of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to the Named Officers, including the Chief Executive Officer, for fiscal year 2002.

Compensation Policies and Objectives

In adopting compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

•	The Company must offer competitive salaries and benefits to be able to attract and retain highly-qualified and experienced executives and other management personnel.

•	Annual cash compensation in excess of base salaries should be tied primarily to the Company’s performance.

•	The financial interests of the Company’s senior executives should be aligned with the financial interests of the stockholders, primarily through stock options granted, and other forms of equity-based compensation provided, under equity incentive programs, that reward executives for improvements in the market performance of the Company’s common stock. It is the Compensation Committee’s policy, as well, to submit all such programs for approval of the stockholders and to place limits on the number of shares for which options or stock purchase rights may be granted under those programs.

Salaries and Employee Benefits Programs

In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key management employees which are comparable to those offered by competing businesses. In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs offered by competing businesses. Another factor which is considered in establishing salaries of executive officers are the costs of living in Northern California where the Company is headquartered, as such costs generally are higher than in other parts of the country.

In order to retain qualified management personnel, the Company also has followed the practice of seeking to promote executives from within the Company whenever that is practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

In the second half of 2001, the respective salaries of Mr. McGuire, Ms. Knell and Messrs. Berger and Castagnola were reduced by 15% as part of a Company-wide cost reduction program. Those reductions remained in effect throughout 2002. Salary figures shown in the Compensation Table above reflect those reductions only for the portion of fiscal 2001 for which those reductions were in effect, but give effect to a full year of those reductions in fiscal 2002.

Performance-Based Compensation

The Compensation Committee believes that, as a general rule, annual compensation in excess of base salaries should be made dependent primarily on the Company’s performance. Accordingly, at the beginning of each fiscal year, the Compensation Committee establishes an incentive compensation program for executive officers and other key management personnel. That program establishes a net earnings goal for the Company for the fiscal year and provides that, if the goal is achieved, a bonus pool will be established from which bonuses will be paid to participants in the program, including the Named Officers. The amount of the bonus pool depends on the extent to which the net earnings goal is exceeded.

The earnings goals were established on the basis of the annual operating plan that was initially developed by management and then submitted to the Board of Directors for its review, possible modification and approval. The annual operating plan, which is designed to maximize profitability within the constraints of prevailing economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company’s performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; and (iv) competitive conditions faced by the Company. By taking all of these factors into account, the earnings goals in the annual operating plan, which are also the basis on which bonus awards are determined under the incentive plan, are fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

In certain instances, bonuses under the incentive plan are awarded not only on the basis of the Company’s overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive’s efforts in achieving greater than anticipated cost savings, or establishing new or expanding existing markets for the Company’s products. Typically, the maximum bonus that may be awarded for achievement of specific objectives is determined early in the year to provide the requisite incentive for such performance.

As a result of this performance-based bonus program, executive compensation generally increases in those years in which the Company’s profitability increases. On the other hand, in years in which the Company experiences less than anticipated profit growth, bonuses, and therefore also total executive compensation, tend to be lower. During fiscal 2002 the Company exceeded the performance goal established in the 2002 management incentive plan and, as a result, the Named Officers were awarded bonuses in the amounts disclosed in the Summary Compensation Table set forth above in this Proxy Statement.

Stock Options and Equity-Based Programs

In order to align the financial interests of senior executives and other key employees with those of the stockholders, the Company grants stock options to its senior executives and other key employees on a periodic basis and makes contributions to an employee stock purchase plan under which officers and employees may elect to have a portion of their salaries withheld and used, together with the Company’s contributions, to purchase common stock of the Company. Stock option grants, in particular, reward senior executives and other key employees for performance that results in increases in the market price of the Company’s common stock, which directly benefits all stockholders. Moreover, generally options are granted on terms which provide that the options become exercisable in cumulative annual installments, generally over a three-to-five-year period. The Compensation Committee believes that these features of the option grants not only provide an incentive for senior executives to remain in the employ of the Company, but also makes the Company’s earnings performance and longer term growth in share prices important for the executives who receive stock options.

Respectfully Submitted,

Robert S. Throop

John W. Casey

REPORT OF THE AUDIT COMMITTEE

The Role of the Audit Committee.    The Company’s management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of its consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Audit Committee is to oversee and monitor these processes.

In performing those responsibilities, we meet regularly with management to discuss the financial reporting processes that management employs, including the processes used to gather the information needed to prepare the Company’s financial statements. We also meet with the Company’s independent auditors, outside the presence of management, to discuss their role as the Company’s outside auditors, their assessment of the financial reporting processes employed by management, the accounting policies that are critical to a fair presentation of the Company’s financial condition and results of operations and the results of their financial reviews of the Company’s quarterly financial statements and of the audit of the Company’s annual financial statements.

However, we are not accountants or auditors by profession or experts in the fields of accounting or auditing, nor are we employees of the Company and we do not undertake to conduct auditing or accounting reviews or procedures at the Company. Additionally, our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and our discussions with management and the Company’s independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles. As a result, in performing our monitoring and review responsibilities we must necessarily rely, without independent verification, on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements.

Report of the Audit Committee.    We have reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2002 with management. We also have discussed with Grant Thornton LLP, the Company’s independent certified public accountants for fiscal year 2002, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, we have received the written disclosures and the letter from Grant Thornton, LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Grant Thornton, LLP with that firm.

Based on our review of the matters noted above and our discussions with Grant Thornton LLP and the Company’s management, we recommended to the Board of Directors that the Company’s financial statements for the fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for that fiscal year.

Respectfully Submitted,

Robert S. Throop

John W. Casey

Ben A. Frydman

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee and Audit Committee Reports, and the performance graph below, shall not be incorporated by reference into any such filings.

COMPANY PERFORMANCE

The following graph presents a five-year comparison of cumulative total returns for (i) the Company, (ii) an index of companies within the recreational products markets (the “Peer Group”) that were selected by the Company, and (iii) the American Stock Exchange composite index (the “AMEX Composite”). The Peer Group consists of Brunswick Corporation, Coachmen Industries Inc., Fleetwood Enterprises, Inc., and Winnebago Industries, Inc., which are manufacturers of recreational vehicles and boats, and West Marine Inc. which sells boating parts, supplies and accessories both at wholesale and at retail. The data for the graph was obtained from Media General Financial Services.

COMPARISON OF CUMULATIVE TOTAL RETURN

(Company, Peer Group and AMEX Composite,)

	1997	1998	1999	2000	2001	2002
The Coast Distribution System Inc.	100.00	88.00	80.00	20.00	16.64	58.88
Peer Group	100.00	86.82	72.27	51.93	76.57	73.36
AMEX Market Index	100.00	98.64	122.98	121.47	115.87	111.25

The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the Peer Group and the AMEX Composite is based on the stock price or index at the end of fiscal 1997.

INDEPENDENT ACCOUNTANTS

During 2002 Grant Thornton, LLP provided audit services to the Company, which included the examination of the Company’s financial statements for the year ended December 31, 2002 and reviews of the Company’s quarterly reports for the first three quarters of the year. Grant Thornton, LLP has been selected by the Audit Committee of the Board of Directors as the Company’s independent auditors for the fiscal year ending December 31, 2003. A representative of Grant Thornton is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he so desires.

Fees Paid to Grant Thornton LLP

Grant Thornton’s aggregate fees for professional services for the audit of the Company’s annual consolidated financial statements that were included in the Company’s Annual Report on Form 10-K, and its review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, for fiscal 2002 totaled $135,000.

In fiscal 2002, Grant Thornton did not provide, and it did not bill and it was not paid any fees for, any financial information systems design or implementation services or for any other non-audit services.

ANNUAL REPORT

The 2002 Annual Report to Stockholders of the Company is being sent with this Proxy Statement to each stockholder of record as of July 24, 2003. The Annual Report is not to be regarded as proxy solicitation material.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the 2004 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than March 29, 2004 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

OTHER MATTERS

Management is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

Sandra A. Knell

Secretary

July 29, 2003

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS, AT NO CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, THE COAST DISTRIBUTION SYSTEM, INC., 350 WOODVIEW AVENUE, MORGAN HILL, CALIFORNIA 95037.

PROXY

THE COAST DISTRIBUTION SYSTEM, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS — AUGUST 26, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all previously granted proxies and appoints Robert S. Throop and John W. Casey, and each of them, individually, as attorneys and Proxies, with full power of substitution, to represent the undersigned and to vote, as designated on the other side of this Proxy, all shares of common stock of The Coast Distribution System, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s Executive Offices, 350 Woodview Avenue, Morgan Hill, California, at 10:00 A.M. (Pacific Time) on Tuesday, August 26, 2003.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS

PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Ú    DETACH PROXY CARD HERE    Ú

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL NO. 1

1. Proposal No. 1.	Election of Directors:

☐ FOR THE NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY (to vote for the nominees listed below)

Thomas R. McGuire and Ben A. Frydman

(To withhold authority for any individual Nominee, please write his name in the space provided above)

2.	IN THEIR DISCRETION, UPON OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ABOVE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION, AS DIRECTORS, OF THE ABOVE NAMED NOMINEES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

Date:                                                                                        , 2003

Signature

Signature if held jointly

    Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in fiduciary capacity should state their full titles as such.